UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2021

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983-1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Preferred Stock, Par Value $25 Per Share, 4%, Noncumulative	KSU	New York Stock Exchange
Common Stock, $.01 Per Share Par Value	KSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2021, Kansas City Southern (“KCS”) announced that Jeffrey M. Songer would transition from Executive Vice President and Chief Operating Officer to a new role as Executive Vice President – Strategic Merger Planning, effective April 16, 2021. In this role, Mr. Songer will be responsible for managing the process and strategic planning of the proposed merger between KCS and Canadian Pacific. For Mr. Songer’s biography, see “Information about Executive Officers,” in KCS’s annual report on Form 10-K, filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2021, and for a description of his compensation, see “Compensation Discussion and Analysis” and “Executive Compensation” in KCS’s definitive proxy statement on Schedule 14A filed with the Commission on April 9, 2021. Mr. Songer did not enter into any new or amended plans or arrangements with KCS pursuant to his appointment as Executive Vice President – Strategic Merger Planning.

On April 15, 2021, KCS also announced the appointment of John F. Orr to the role of Executive Vice President – Operations, effective April 16, 2021. In this new role, Mr. Orr will assume Mr. Songer’s responsibilities in managing and overseeing KCS’s network operations and identifying opportunities for further development. Mr. Orr, 57, previously served as an executive consultant to KCS since February 2021. He brings over 20 years of precision scheduled railroading operations experience to KCS, having previously held a wide variety of operational leadership positions at Canadian National Railway Company (“CN”) from 2009 to 2019, including as Senior Vice President and Chief Transportation Officer, where he was responsible for transportation and network assets across the United States and Canada. In addition, Mr. Orr also served as Senior Vice President – Operations for CN’s United States (Southern) Region, Senior Vice President – Transportation for CN’s Eastern Canada network and Vice President – Chief Safety and Sustainability Officer for CN’s North American.

The appointment of Mr. Orr was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Orr and any director or executive officer of the Company, and there are no transactions between Mr. Orr and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1
Press release dated April 15, 2021 issued by Kansas City Southern entitled "Kansas City Southern Names Jeffrey M. Songer Executive Vice President - Strategic Merger Planning and John F. Orr Executive Vice President - Operations"(furnished herewith).

104	Cover page information from Kansas City Southern’s Current Report on Form 8-K filed on April 21, 2021, formatted in iXBRL (Inline Extensible Business Reporting Language) and included as Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
Date: April 21, 2021

By:	/s/ Adam J. Godderz
Name:	Adam J. Godderz
Title:	Senior Vice President - Chief Legal Officer & Corporate Secretary